Exhibit 5.1

[DEWEY BALLANTINE LLP LETTERHEAD]

July 26, 2006

To the Persons Named in Annex A:

Re:          HSBC Automotive Trust (USA) 2006-2

Ladies and Gentlemen:

You have requested our opinion, as special counsel to HSBC Finance Corporation (“HSBC Finance”), a Delaware corporation, HSBC Auto Finance Inc. (“HAFI”), a Delaware corporation, HSBC Auto Credit Inc. (“HACI”), a Delaware corporation and HSBC Auto Receivables Corporation (the “Depositor”), a Nevada corporation, with respect to certain issues arising in connection with the issuance of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes (the “Notes”) issued by HSBC Automotive Trust (USA) 2006-2 (the “Issuer”) pursuant to the Series Supplement (the “Series Supplement”), dated as of July 26, 2006, among HSBC Finance, as Servicer (the “Servicer”), the Issuer, the Depositor, The Bank of New York, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), U.S. Bank Trust National Association, a national banking association, as Owner Trustee (the “Owner Trustee”) and HSBC Bank USA, National Association, a national banking association, as Administrator (the “Administrator”) to (i) the Indenture (the “Indenture”), dated as of July 26, 2006, among the Issuer, the Indenture Trustee and the Administrator, (ii) the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of July 26, 2006, between the Depositor and the Owner Trustee, (iii) the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of July 26, 2006, among the Servicer, the Issuer, the Depositor, the Administrator and the Indenture Trustee and (iv) the Deposit Account Control Agreement (the “Deposit Account Control Agreement”), dated as of July 26, 2006, among the Issuer, the Indenture Trustee and the Administrator, as Administrator and as Bank.  Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Series Supplement or in the Underwriting Agreement (as defined below).  This opinion is delivered pursuant to Section 7(e) of the Underwriting Agreement.

The Receivables have been or will be transferred to the Depositor pursuant to the terms of (i) the Master Receivables Purchase Agreement, dated as of December 18, 2001, between the Depositor and HAFI (the “HAFI Warehouse Master Receivables Purchase Agreement”), (ii) the Master Receivables Purchase Agreement, dated as of June 24, 2002, between the Depositor and HACI (the “HACI Warehouse Master Receivables Purchase Agreement”), (iii) the Master Receivables Purchase Agreement, dated as of November 18, 2002, between the Depositor and HAFI (the “HAFI Master Receivables Purchase Agreement”), and (iv) the Master Receivables Purchase Agreement, dated as of August 8, 2002, between the Depositor and HACI (the “HACI Master Receivables Purchase Agreement” and, together with the HAFI Warehouse Master Receivables Purchase Agreement, the HACI Warehouse Master

Receivables Purchase Agreement and the HAFI Master Receivables Purchase Agreement, the “Purchase Agreements”).  In connection with the issuance of the Notes, the Depositor intends to transfer the Receivables to the Issuer pursuant to the terms of the Sale and Servicing Agreement.  The Receivables, together with certain other property, will be pledged to the Indenture Trustee for the benefit of the Secured Parties.  The Underwriters intend to purchase the Notes pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated July 17, 2006, among HSBC Finance, the Depositor and HSBC Securities (USA) Inc., individually and as Representative of the Underwriters.

We have reviewed executed copies of the Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Series Supplement, the Deposit Account Control Agreement and the Underwriting Agreement (collectively, the “Agreements”) and are familiar with the transactions contemplated thereby.  We have also examined a copy of the Registration Statement No. 333-131714, as heretofore amended (the “Registration Statement”) and the Prospectus.  The term “Prospectus” means, together, the Base Prospectus and the Prospectus Supplement.  The term “Base Prospectus” means the prospectus dated July 17, 2006, in the form most recently filed with the Securities Exchange Commission (the “Commission”) pursuant to Rule 424 (“Rule 424”) of the Securities Act of 1933, as amended (the “Act”).  The term “Prospectus Supplement” means the prospectus supplement dated July 18, 2006, specifically relating to the Notes, as filed with the Commission pursuant to Rule 424.  The term “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Depositor to the Underwriters in accordance with the provisions of the Underwriting Agreement.

We have also examined and relied upon (i) the form of retail installment sales contract attached as Exhibit A hereto and the form of loan and security agreement attached as Exhibit B hereto, (ii) such corporate records of HAFI, HACI, the Depositor and the Issuer and certificates and written and oral statements of public officials, officers of HAFI, HACI, the Depositor and the Issuer and other persons, (iii) the representations as to factual matters made in (or pursuant to) the Agreements, and (iv) such additional documents, and have made such further inquiries and examinations, as we have deemed necessary to enable us to render the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

In rendering the opinions expressed herein, we have assumed that (i) each of the Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement and the Underwriting Agreement constitutes the legal, valid and binding obligation of each party thereto other than HAFI, HACI, HSBC Finance, the Depositor and the Issuer, (ii) each party to the Agreements other than HAFI, HACI, HSBC Finance, the Depositor and the Issuer has performed all of its obligations under the Agreements to which it is a party and has complied with all requirements of law applicable to it in connection with its execution, delivery and performance of Agreements and (iii) each Receivable conforms in all material respects to the form of retail installment sales contract attached as Exhibit A hereto or the form of loan and security agreement attached as Exhibit B hereto.

Based upon and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.             Each of the Purchase Agreements to which HAFI is a party and the Underwriting Agreement constitutes a legal, valid and binding obligation of HAFI, enforceable against HAFI in accordance with its terms.

2.             Each of the Purchase Agreements to which HACI is a party and the Underwriting Agreement constitutes a legal, valid and binding obligation of HACI, enforceable against HACI in accordance with its terms.

3.             Each of the Purchase Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Series Supplement and the Underwriting Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms.

4.             Each of the Indenture, the Sale and Servicing Agreement, the Series Supplement and the Deposit Account Control Agreement constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

5.             Each of the Sale and Servicing Agreement, the Series Supplement and the Underwriting Agreement constitutes a legal, valid and binding obligation of HSBC Finance, enforceable against HSBC Finance in accordance with its terms.

6.             The execution and delivery by HAFI of the Purchase Agreements to which HAFI is a party do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of HAFI, (ii) violate any federal law or law of the State of New York or (iii) require the consent or approval of, or filing with or notice to, any governmental or regulatory body of the United States or the State of New York, other than filings and consents which have been made or obtained prior to the date hereof.

7.             The execution and delivery by HACI of the Purchase Agreements to which HACI is a party do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of HACI, (ii) violate any federal law or law of the State of New York or (iii) require the consent or approval of, or filing with or notice to, any governmental or regulatory body of the United States or the State of New York, other than filings and consents which have been made or obtained prior to the date hereof.

8.             The execution and delivery by the Depositor of the Series Supplement, the Purchase Agreements, the Trust Agreement, the Underwriting Agreement and the Sale and Servicing Agreement do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of the Depositor, (ii) violate any federal law or law of the State of New York, or (iii) require any consent or approval of, or filing with or notice to, any governmental or regulatory body of the United States or the State of New York, other than filings and consents which have been made or obtained prior to the date hereof.

9.             The execution and delivery by the Issuer of the Indenture, the Sale and Servicing Agreement, the Series Supplement and the Deposit Account Control Agreement do not, and the consummation of the transactions contemplated thereby will not, (i) violate any federal law or law of the State of New York or (ii) require the consent or approval of, or filing with or notice to, any governmental or regulatory body of the United States or the State of New York, other than filings and consents which have been made or obtained prior to the date hereof.

10.           The execution and delivery by HSBC Finance of the Series Supplement, the Sale and Servicing Agreement and the Underwriting Agreement do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate any provision of the certificate of incorporation or by-laws of HSBC Finance, (ii) violate any federal law or law of the State of New York or (iii) require the consent or approval of, or filing with or notice to, any governmental or regulatory body of the United States or the State of New York, other than filings and consents which have been made or obtained prior to the date hereof.

11.           In the event a court failed to characterize the transfer of the Receivables from HAFI to the Depositor pursuant to the HAFI Warehouse Master Receivables Purchase Agreement and/or the HAFI Master Receivables Purchase Agreement as a true sale or absolute assignment of such Receivables, the HAFI Warehouse Master Receivables Purchase Agreement and/or the HAFI Master Receivables Purchase Agreement operate to grant a valid security interest in HAFI’s right, title and interest in and to such Receivables and Other Conveyed Property (as defined in the HAFI Warehouse Master Receivables Purchase Agreement or the HAFI Master Receivables Purchase Agreement, as applicable) conveyed thereunder and the proceeds thereof to the Depositor.

12.           In the event a court failed to characterize the transfer of the Receivables from HACI to the Depositor pursuant to the HACI Warehouse Master Receivables Purchase Agreement and/or the HACI Master Receivables Purchase Agreement as a true sale or absolute assignment of such Receivables, the HACI Warehouse Master Receivables Purchase Agreement and/or the HACI Master Receivables Purchase

Agreement operate to grant a valid security interest in HACI’s right, title and interest in and to such Receivables and Other Conveyed Property (as defined in the HACI Warehouse Master Receivables Purchase Agreement or the HACI Master Receivables Purchase Agreement, as applicable) conveyed thereunder and the proceeds thereof to the Depositor.

13.           The Sale and Servicing Agreement operates to grant a valid security interest in the Depositor’s right, title and interest in and to the Receivables and the other property and rights related thereto described in Section 2.1(a) of the Sale and Servicing Agreement and the proceeds thereof to the Issuer.

14.           Assuming that the Depositor is “located” (as such term is used in the New York Uniform Commercial Code (the “NYUCC”)) in the State of Nevada, under the NYUCC (including the conflict of laws provisions thereof), the internal laws of the State of Nevada govern (i) the perfection by the filing of financing statements of the Issuer’s security interests in the rights of the Depositor in the Receivables and the other property and rights related thereto described in Section 2.1(a) of the Sale and Servicing Agreement and the proceeds thereof created by the Depositor in favor of the Issuer pursuant to the Sale and Servicing Agreement, and (ii) except to the extent that the Receivables and the other property and rights related thereto described in Section 2.1(a) of the Sale and Servicing Agreement and the proceeds thereof constitute tangible chattel paper located outside the State of Nevada (or other types of property specified in Sections 9-301, 9-304, 9-305 and 9-306 of the NYUCC as to which the law of a jurisdiction other than the debtor’s location governs priority), the priority of such security interests.  To the extent that the Receivables and the other property and rights related thereto described in Section 2.1(a) of the Sale and Servicing Agreement and the proceeds thereof constitute tangible chattel paper located in the State of California, under the NYUCC, the internal laws of the State of California govern the priority of the Issuer’s security interest therein.

15.           The Indenture and the Series Supplement operate to grant a valid security interest in the Issuer’s right, title and interest in and to the Receivables and other Series Trust Estate (as defined in the Series Supplement) and the proceeds thereof to the Indenture Trustee, for the benefit of the Secured Parties.

16.           Assuming that the Issuer is “located” (as such term is used in the NYUCC) in the State of Delaware, under the NYUCC (including the conflict of laws provisions thereof), the internal laws of the State of Delaware govern (i) the perfection by the filing of financing statements of the Indenture Trustee’s security interest in the rights of the Issuer in the Receivables and other Series Trust Estate (as defined in the Series Supplement) and the proceeds thereof created by the Issuer in favor of the Indenture Trustee pursuant to the Series Supplement and (ii) except to the extent that such Receivables and other Series Trust Estate (as defined in the Series Supplement) and the proceeds thereof constitute tangible chattel paper located outside the State of Delaware (or other types of property specified in Sections 9-301, 9-304, 9-305 and 9-306 of the

NYUCC as to which the law of a jurisdiction other than the debtor’s location governs priority), the priority of such security interest.  To the extent that such Receivables and other Series Trust Estate (as defined in the Series Supplement) and the proceeds thereof constitute tangible chattel paper located in the State of California, under the NYUCC, the internal laws of the State of California govern the priority of the Indenture Trustee’s security interest therein.

17.           Each Receivable constitutes “tangible chattel paper” within the meaning of each of the NYUCC and the California Uniform Commercial Code.

18.           The issuance and sale of the Notes have been duly authorized and, assuming the due execution by the Owner Trustee on behalf of the Issuer and due authentication by the Indenture Trustee and payment therefor pursuant to the Underwriting Agreement, are validly issued and outstanding and are entitled to the benefits of the Indenture.

19.           The Registration Statement is effective under the Act, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (and any supplements thereto) (other than financial and statistical information contained therein as to which we are not called upon to express an opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

20.           We have no reason to believe that (i) the Registration Statement, as of the latest date of effectiveness prior to the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Preliminary Prospectus, as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Prospectus, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus).

21.           The Notes, the Underwriting Agreement, the Purchase Agreements, the Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Series

Supplement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

22.           The Indenture has been duly qualified under the Trust Indenture Act of 1939 and the Issuer is not required to be registered under the Investment Company Act of 1940.

23.           We have reviewed the statements in (i) the Prospectus Supplement under the captions “Summary — Material Federal Income Tax Consequences,” “Summary — ERISA Considerations,” “ERISA Considerations,” “Material Federal Income Tax Consequences” and “Legal Investment” and (ii) the Prospectus under the captions “Summary of Terms — Material Federal Income Tax Consequences,” “Summary of Terms — ERISA Considerations,” “ERISA Considerations,” “Material Federal Income Tax Consequences,” and “Material Legal Aspects of the Auto Loans” and, to the extent that they constitute matters of law or legal conclusions with respect thereto, such statements represent a fair and accurate summary of the matters addressed therein under existing law and the assumptions stated therein.

24.           The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.  To the best of our knowledge, there are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been filed.

Our opinions expressed herein are subject to the following qualifications:

(i)            Our opinions with respect to the creation of security interests are limited to property which is subject to Article 9 of the NYUCC.

(ii)           The enforceability of the documents referred to in paragraphs 1, 2, 3 and 4  above may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights generally and to general equity principles.  These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing.

(iii)          We express no opinion as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws.

(iv)          We express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution under federal or state securities laws.

(v)           Exculpatory provisions, waivers and provisions regarding arbitration of disputes may be limited on public policy grounds.

The opinions contained herein are limited to those matters expressly covered by numbered paragraphs 1 through 24 above; no opinion is to be implied in respect of any other matter.  The opinions set forth herein are expressed as of the date of this letter, and we disclaim any undertaking to update this letter or otherwise to advise you of any changes in law or fact which may hereafter be brought to our attention.

We express no opinion herein as to laws of any jurisdiction other than the laws of the State of New York, the State of California and the federal laws of the United States of America.

This opinion is solely for the benefit of the addressees hereof, and it may not be relied on by any other party or quoted without our express consent in writing.

Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties.  Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,

/s/ Dewey Ballantine LLP

Annex A

HSBC Finance Corporation 2700 Sanders Road Prospect Heights, IL 60070	HSBC Securities (USA) Inc., individually and as Representative of the Underwriters 452 Fifth Avenue, 9th Floor New York, NY 10018

HSBC Auto Finance Inc. 5855 Copley Drive San Diego, CA 94123	Standard & Poor’s, A Division of The McGraw-Hill Companies, Inc. 55 Water Street - 40th Floor New York, NY 10041

HSBC Auto Credit Inc. 5855 Copley Drive San Diego, CA 92111	Moody’s Investors Service, Inc. 99 Church Street New York, NY 10007

HSBC Auto Receivables Corporation 1111 Town Center Drive Las Vegas, NV 89144	Fitch, Inc. One State Street Plaza New York, NY 10004

The Bank of New York 101 Barclay Street, 8 West ABS New York, NY 10286	HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018

U.S. Bank Trust National Association 300 Delaware Avenue, 8th Floor Wilmington, DE 19801

Exhibit A

Form of Retail Installment Sales Contract

[On File with HSBC Finance and Dewey Ballantine LLP]

Exhibit B

Form of Loan and Security Agreement

[On File with HSBC Finance and Dewey Ballantine LLP]